     As filed with the Securities and Exchange Commission on May 16, 1997
                                                           SEC Registration No.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933

                            ----------------------

                            QUALMARK CORPORATION
                            --------------------
           (Exact name of registrant as specified in its charter)

        Colorado                                              84-1232688
  ----------------------                                 ----------------------
  (State or other juris-                                      (IRS Employer
 diction of incorporation)                               Identification Number)

                             1329 W. 121st Avenue
                                Denver, CO 80234
                      ---------------------------------
                       (Address of Principal Executive
                         Offices, including Zip Code)

                            1993 STOCK OPTION PLAN
                            1996 STOCK OPTION PLAN
                  QUALMARK CORPORATION NON-QUALIFIED OPTIONS
                  ------------------------------------------
                           (Full title of the plan)

                              W. Preston Wilson
                             QUALMARK CORPORATION
                             1329 W. 121st Avenue
                               Denver, CO 80234
                                (303) 254-8800
               ------------------------------------------------
              (Name, Address, Including Zip Code, and Telephone
              Number, Including Area Code, of Agent for Service)

                                   Copies to
                                   ---------
                             Peter J. Jensen, Esq.
                       Chrisman, Bynum & Johnson, P.C.
                             1900 Fifteenth Street
                              Boulder, CO  80302
                                (303) 546-1300

                            ----------------------

                       CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                   Proposed
                                   Proposed        maximum
                      Amount       maximum         aggregate     Amount of
Title of securities   to be        offering price  offering      registration
to be registered      registered   per share (1)   price (1)     fee
-------------------------------------------------------------------------------
Common Stock
(No Par Value)        750,534         $3.75       $2,814,503       $852.88

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee. Computed pursuant to Rule 457(c) using the average of the high and low bid prices for the Registrant's Common Stock as quoted on the Nasdaq SmallCap Market System on May 14, 1997.

This Registration Statement registers 750,534 shares of the no par value common stock ("Common Stock") of QualMark Corporation (the "Company") as follows: (i) 159,746 shares offered pursuant to the QualMark Corporation 1993 Stock Option Plan (the "1993 Plan"). The 1993 Plan was adopted by the board of directors of the Company and approved by the shareholders in March 1993.
(ii) 415,000 shares offered pursuant to the QualMark Corporation 1996 Stock Option Plan (the "1996 Plan"). The 1996 Plan was adopted by the Company's board of directors on November 2, 1995 and was approved by the Company's shareholders on March 11, 1996; on March 6, 1997 the board of directors approved an increase in the number of shares of Common Stock available for grant of options thereunder to 415,000, which increase was approved by the shareholders on May 8, 1997. (iii) 175,788 shares offered pursuant to non-qualified option agreements between the Company and its Chief Executive Officer.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents and all other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all the Common Stock offered hereby has been sold or which deregisters all such Common Stock then remaining unsold, are hereby incorporated herein by reference to be a part of this Registration Statement from the date of filing such documents:

    (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

    (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual reports referred to in (a) above; and

    (c) The description of the Common Stock which is contained in the Company's Registration Statement No. 333-1454-D filed under the Securities Act of 1933.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Articles of Incorporation and Bylaws of the Company provide that the Company shall indemnify to the fullest extent permitted by Colorado law any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company in any capacity and in any other corporation, partnership, joint venture, trust or other enterprise. The Colorado Business Corporation Act (the "Colorado Act") permits the Company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company or, if such officer or director was not acting in an official capacity for the Company, he or she reasonably believed the conduct was not opposed to the best interests of the Company. Indemnification is mandatory if the officer or director was wholly successful, on the merits or otherwise, in defending such proceeding. Such indemnification (other than as ordered by a court) shall be made by the Company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors or of a committee of at least two disinterested directors, or by independent legal counsel or by the shareholders.

In addition, the Articles of Incorporation provide for the elimination, to the extent permitted by Colorado law, of personal liability of directors to the Company and its shareholders for monetary damages for breach of fiduciary duty as directors. The Colorado Act provides for the elimination of personal liability of directors for damages occasioned by breach of fiduciary duty, except for liability based on the director's duty of loyalty to the Company, liability for acts or omissions not made in good faith, liability for acts or omissions involving intentional misconduct, liability based on payments of improper dividends, liability based on violations of state securities laws, and liability for acts occurring prior to the date such provision was added.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

Exhibit No.        Description of Exhibit
-----------        ----------------------

4.1                Form of Certificate of Common Stock.(1)

4.6 Form of Warrant issued to holders of 10% secured promissory notes.(1)

5.1                Opinion of Chrisman, Bynum & Johnson, P.C.

23.1               Consent of Chrisman, Bynum & Johnson, P.C. (included in
                   Exhibit 5.1).

23.2               Consent of Price Waterhouse LLP.

99.1               QualMark Corporation 1996 Stock Option Plan.
---------------------------
(1) Incorporated by reference from Registration Statement No. 333-1454-D on Form SB-2 dated April 8, 1996.

ITEM 9  UNDERTAKINGS.

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement and include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 12th day of May, 1997.

                                       QUALMARK CORPORATION


                                       By: /s/ W. Preston Wilson
                                          -------------------------------------
                                           W. Preston Wilson, Chief
                                              Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                   TITLE                                 DATE
---------                   -----                                 ----


/s/ W. Preston Wilson
-----------------------     President, Chief Executive            May 12, 1997
W. Preston Wilson           Officer and Director
                            (Principal Executive Officer)


/s/ Vernon W. Settle
-----------------------     Vice President of                     May 12, 1997
Vernon W. Settle            Administration (Principal
                            Financial and Accounting Officer)
/s/ H. Robert Gill
-----------------------     Chairman of the Board                 May 15, 1997
H. Robert Gill              and Director

/s/ Charles A. French
-----------------------     Director                              May 14, 1997
Charles A. French

/s/ Philip A. Gordon
-----------------------     Director                              May 12, 1997
Philip A. Gordon

/s/ William B. Phillips
-----------------------     Director                              May 13, 1997
William B. Phillips

                                EXHIBIT INDEX


                                                                  Sequential
Exhibit No.   Description of Exhibit                             Page Number
-----------   ----------------------                             -----------

4.1           Form of Certificate of Common Stock.(1)

4.6 Form of Warrant issued to holders of 10% secured promissory notes.(1)

5.1           Opinion of Chrisman, Bynum & Johnson, P.C.

23.1          Consent of Chrisman, Bynum & Johnson, P.C.
              (included in Exhibit 5.1).

23.2          Consent of Price Waterhouse LLP.

99.1          QualMark Corporation 1996 Stock Option Plan.

-------------------------
(1) Incorporated by reference from Registration Statement No. 333-1454-D on Form SB-2 dated April 8, 1996.